                                                                   EXHIBIT 10.16

                         RESEARCH AND LICENSE AGREEMENT

                                    BETWEEN

                              DENDREON CORPORATION

                                      AND

                            KIRIN BREWERY CO., LTD.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

 ARTICLE 1   DEFINITIONS....................................    1
       1.1   "Affiliate"....................................    1
       1.2   "Collaboration Discoveries"....................    2
       1.3   "Collaboration Patent".........................    2
       1.4   "Collaboration Product"........................    2
       1.5   "Collaboration Technology".....................    2
       1.6   "Controlled"...................................    2
       1.7   "Dendreon Technology"..........................    2
       1.8   "Dendreon Territory"...........................    2
       1.9   "Dendritic Cell"...............................    2
      1.10   "Field"........................................    2
      1.11   "FTE"..........................................    2
      1.12   "Information"..................................    3
      1.13   "Joint Research Committee" or "JRC"............    3
      1.14   "Joint Territory"..............................    3
      1.15   "Kirin/Dendreon Term Sheet"....................    3
      1.16   "Kirin Technology".............................    3
      1.17   "Kirin Territory"..............................    3
      1.18   "License Agreement"............................    3
      1.19   "Net Revenue"..................................    3
      1.20   "Patent".......................................    3
      1.21   "Reasonable Efforts"...........................    3
      1.22   "Regulatory Approval"..........................    4
      1.23   "Research Plan"................................    4
      1.24   "Research Program".............................    4
      1.25   "Research Term"................................    4
      1.26   "Start Date"...................................    4
      1.27   "Sublicensee"..................................    4
      1.28   "Third Party"..................................    4

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

 ARTICLE 2   COLLABORATIVE RESEARCH.........................    4
       2.1   Collaborative Research.........................    4
       2.2   Joint Research Committee.......................    5
       2.3   JRC Meetings...................................    5
       2.4   Decision-Making and Issue Resolution...........    6
       2.5   Research Plan..................................    6
       2.6   Research Efforts and Expenses..................    7
       2.7   Other Research.................................    7
 ARTICLE 3   LICENSES AND RIGHTS............................    7
       3.1   Research License to Kirin......................    7
       3.2   Research License to Dendreon...................    8
       3.3   Commercial License to Dendreon.................    8
       3.4   Sublicenses to Third Parties...................    8
 ARTICLE 4   DEVELOPMENT AND COMMERCIALIZATION..............    8
       4.1   Kirin Territory................................    8
       4.2   Dendreon Territory.............................    9
       4.3   Joint Territory................................    9
 ARTICLE 5   FEES AND ROYALTIES.............................    9
       5.1   Sales of Collaboration Products by Kirin.......    9
       5.2   Sales of Collaboration Products by Dendreon....    9
       5.3   Royalty Reduction..............................   10
       5.4   Payment of Royalties...........................   10
       5.5   Manner of Payment..............................   10
       5.6   Reports........................................   10
       5.7   Records and Audit..............................   10
       5.8   Withholding of Taxes...........................   11
 ARTICLE 6   CONFIDENTIALITY................................   11
       6.1   Confidentiality................................   11
       6.2   Exceptions.....................................   11

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

       6.3   Authorized Disclosure..........................   12
       6.4   Survival.......................................   12
 ARTICLE 7   INTELLECTUAL PROPERTY..........................   12
       7.1   Ownership......................................   12
       7.2   Kirin Responsibility for Patent Filings........   12
       7.3   Enforcement Rights.............................   12
       7.4   Third Party Patent Rights......................   13
       7.5   Third Party Claims in the Kirin Territory......   13
       7.6   Third Party Claims in the Dendreon Territory...   13
       7.7   Third Party Royalties..........................   13
 ARTICLE 8   REPRESENTATIONS AND WARRANTIES.................   14
 ARTICLE 9   REPORTS, RECORDS AND SAMPLES...................   14
       9.1   Sharing of Information.........................   14
       9.2   Materials......................................   14
       9.3   Publicity Review...............................   15
       9.4   Publications...................................   15
ARTICLE 10   TERM AND TERMINATION...........................   15
      10.1   Term...........................................   15
      10.2   Termination for Breach.........................   15
      10.3   Surviving Rights...............................   16
ARTICLE 11   INDEMNIFICATION................................   16
      11.1   Indemnification in Kirin Territory.............   16
      11.2   Indemnification in the Dendreon Territory......   16
ARTICLE 12   MISCELLANEOUS..................................   16
      12.1   Assignment.....................................   16
      12.2   Retained Rights................................   17
      12.3   Force Majeure..................................   17
      12.4   Further Actions................................   17
      12.5   No Trademark Rights............................   17

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

      12.6   Notices........................................   17
      12.7   Dispute Resolution.............................   18
      12.8   Waiver.........................................   18
      12.9   Severability...................................   19
     12.10   Ambiguities....................................   19
     12.11   Entire Agreement...............................   19
     12.12   Headings.......................................   19

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.16
                         RESEARCH AND LICENSE AGREEMENT

     THIS RESEARCH AND LICENSE AGREEMENT (the "Agreement") is made and entered into effective as of February 1, 1999 (the "Effective Date") by and between DENDREON CORPORATION, a Delaware corporation having its principal place of business at 3005 1st Avenue, Seattle, Washington, U.S.A. ("Dendreon"), and KIRIN BREWERY CO., LTD., a corporation organized and existing under the laws of Japan having its principal place of business at 10-1, Shinkawa 2-chome, Chuo-ku, Tokyo, Japan ("Kirin"). Dendreon and Kirin may be referred to herein collectively as the "Parties" or individually as a "Party."

                                    RECITALS

     A. In regard to Dendreon Technology (as defined below) and utilization thereof for human immunotherapy, Kirin and Dendreon entered into on June 30, 1998 the Kirin/Dendreon Term Sheet, as hereinafter defined. Further, on December 10, 1998, Kirin and Dendreon entered into the Collaborative License Agreement (hereinafter defined as the "License Agreement") granting certain licenses and other rights to Kirin Products and Dendreon Products, as defined therein.

     B. Kirin and Dendreon desire to conduct certain collaborative research with the goal of creating improvements to the underlying Dendreon dendritic cell technology, discovering new immunotherapy targets, and/or developing new dendritic cell-based immunotherapy products for use to prevent or treat diseases.

     C. Kirin desires to obtain the rights to develop and commercialize products based on the results of such collaborative research in the Kirin Territory, and Dendreon desires to obtain the rights to develop and commercialize such products in the Dendreon Territory.

     NOW, THEREFORE, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The following capitalized terms shall have the following meanings when used in this Agreement:

      1.1 "Affiliate" means, with respect to a particular Party, a person, corporation or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For the purposes of this definition, "control" means the direct or indirect ownership by a Party of at least fifty percent (50%) of the outstanding voting securities of the controlled entity; provided, that in any country where the law does not permit foreign equity ownership of at least fifty percent (50%), then with respect to corporations organized under such country's laws, "control" shall mean the direct or indirect ownership by a Party of outstanding voting securities of such corporation at the maximum amount permitted by the law of such country.

      1.2 "Collaboration Discoveries" means any Information that is created, developed or discovered pursuant to a Party's activities under the Research Program. It is agreed that the all Dendreon Technology and Kirin Technology is excluded from the definition of "Collaboration Discoveries."

      1.3 "Collaboration Patent" means any Patent or application for a Patent that claims an invention in Collaboration Discoveries.

      1.4 "Collaboration Product" means any commercial product that comprises or contains, or is developed or manufactured based on or utilizing or is derived from, the Collaboration Technology or any part thereof, but excluding all Kirin Products and Dendreon Products (as such terms are defined in the License Agreement).

      1.5 "Collaboration Technology" means the Collaboration Discoveries and Collaboration Patents, either collectively or any part thereof.

      1.6 "Controlled" means, with respect to a particular item, material, or intellectual property right, that a Party owns or has a license under such item, material or intellectual property right and has the ability to grant to the other Party access to and/or a license or sublicense under such item, material or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with, or the rights of, any Third Party.

      1.7 "Dendreon Technology" means the Dendreon Know-How, the Dendreon Improvements and the Dendreon Patents, either collectively or any part thereof, as such terms are defined in the License Agreement.

      1.8 "Dendreon Territory" means all countries of the world and all territories and possessions thereof, excluding all countries, territories and possessions within the Kirin Territory and the Joint Territory.

      1.9 "Dendritic Cell" means a human dendritic cell or other antigen-presenting cell or other cells from which dendritic cells can be derived.

     1.10 "Field" means the discovery, development, manufacture, use and sale of products that generally utilize Dendritic Cell separation, antigen engineering, and antigen or antigen gene delivery to Dendritic Cells for use in human therapies that are based on, comprise, utilize or are derived from the Dendreon Technology. The foregoing products may have applications for other human medical uses, and if Kirin demonstrates to Dendreon's reasonable satisfaction that such other uses exist, then the Parties agree to negotiate in good faith an amendment to the Agreement that extends the Field to cover such additional uses, including such additional amendments as may be needed to properly cover such products for royalty purposes.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     1.11 "FTE" means work hours equivalent to the work performed by one full-time employee working for one year (including normal vacation).

     1.12 "Information" means any and all information and data of any kind, including without limitation techniques, inventions, practices, methods, knowledge, know-how, skill, experience, test data (including pharmacological, toxicological and clinical test data), analytical and quality control data, marketing, cost, sales and manufacturing data and descriptions, compositions, and assays.

     1.13 "Joint Research Committee" or "JRC" means the committee formed by the Parties to direct and manage the Research Program, as provided in Section 2.2.

     1.14 "Joint Territory" means the countries that are members of the European Union, as such union is constituted at the applicable time.

     1.15 "Kirin/Dendreon Term Sheet" means that certain Term Sheet executed by the Parties and dated as of June 30, 1998.

     1.16 "Kirin Technology" means the Kirin Improvements, Kirin Know-How and Kirin Patents, either collectively or any part thereof, as such terms are defined in the License Agreement.

     1.17 "Kirin Territory" means Japan, Australia, New Zealand, the Peoples Republic of China (including Hong Kong and Macao), Taiwan, South Korea, North Korea, Mongolia, Vietnam, Laos, Cambodia, Thailand, Myanmar, Philippines, Brunei, Singapore, Indonesia and Malaysia.


     1.18 "License Agreement" means the Collaborative License Agreement by and between the Parties dated December 10, 1998.

     1.19 "Net Revenue" means the total revenue received by a Party for sale or other disposition of a Collaboration Product by such Party or an Affiliate or Sublicensee of such Party to a Third Party less the following to the extent actually incurred or allowed with respect to such sale or disposition: (i) reasonable costs paid by the Party to a Third Party on account of apheresis performed as part of or in association with the Collaboration Product; (ii) discounts, including cash discounts, or rebates, retroactive price reductions or allowances actually allowed or granted from the billed amount; (iii) credits or allowances actually granted upon claims, rejections or returns of Collaboration Products, including recalls, regardless of the Party requesting such; (iv) freight, postage, shipping and insurance charges paid for delivery of Collaboration Product, to the extent billed; and (v) taxes, duties or other governmental charges levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds.

     1.20 "Patent" means (i) a valid and enforceable patent, including any extension, registration, confirmation, reissue, re-examination or renewal thereof; and (ii) to the extent valid and enforceable rights are granted by a governmental authority thereunder, a patent application.


[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

     1.21 "Reasonable Efforts" shall mean efforts and resources commonly used in the research-based pharmaceutical industry for the research, development and commercialization of a product at a similar stage in its product life taking into account the establishment of the product in the marketplace, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, the profitability of the product and other relevant factors.

     1.22 "Regulatory Approval" means any approvals, licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other government entity, necessary for the manufacture, use, storage, import, transport or sale, of products in a regulatory jurisdiction.

     1.23 "Research Plan" means the plan established by the JRC setting forth in reasonable detail the goals and activities to be undertaken in the Research Program, performed by the Parties pursuant to Section 2.1.

     1.24 "Research Program" means the cooperative research conducted by Dendreon, in collaboration with Kirin, under this Agreement pursuant to the Research Plan.

     1.25 "Research Term" means the period commencing on the Start Date and ending on the anniversary thereof, as determined and agreed by the JRC as provided in Section 2.2.

     1.26 "Start Date" means the date, established by mutual agreement of the Parties, on which the Research Program shall commence, as provided in Sections
2.1 and 2.2.

     1.27 "Sublicensee" shall mean any Third Party expressly licensed by a Party to make and sell one or more Collaboration Products. A Sublicensee shall not include distributors or sales agents that do no more than purchase and resell finished Products on behal f of a Party.

     1.28 "Third Party" means any entity other than Dendreon or Kirin or an Affiliate of Dendreon or Kirin.

                                   ARTICLE 2


                             COLLABORATIVE RESEARCH

      2.1 Collaborative Research. Dendreon and Kirin agree that, commencing on the Start Date as established by mutual agreement, they will conduct a Research Program on a collaborative basis, with the general goal of developing specific improvements or extensions to certain of the Dendreon Technology as agreed by the Parties. The specific scope of the Research Program shall be set forth in detail in the Research Plan established by the Joint Research Committee, as provided below. The specific work undertaken by the Parties in the Research Program shall be governed by the Research Plan and shall be managed and directed by the JRC. The Research Program shall commence on the Start Date, as provided in Section 2.2, and terminate at the expiration of the Research Term, unless the Agreement is earlier terminated as provided in Article 10.


[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      2.2 Joint Research Committee. The Research Program will be managed and directed by the Joint Research Committee, which shall be comprised of four (4) individuals, two (2) being Dendreon employees appointed and replaced by Dendreon at its discretion and two (2) being Kirin employees appointed and replaced by Kirin at its discretion. The size and composition of the JRC may be modified by mutual agreement of the Parties. The Parties shall form the JRC within twenty
(20) days after the Effective Date of this Agreement. The JRC shall determine, prior to the Start Date, the length of the Research Term, which shall not exceed five (5) years without written consent of the Parties, and shall be subject to early termination as provided in Section 10.1. The JRC shall have the following authority and obligations:

           (a) To encourage and facilitate the ongoing cooperation and collaboration of the Parties in conducting the Research Program;

           (b) To establish, and amend as appropriate, the Research Plan as discussed further in Section 2.5, which shall govern the specific research tasks and goals of the Research Program;

           (c) To establish and implement specific plans for accomplishing the tasks and goals of the Research Plan;

           (d) To allocate tasks and coordinate activities of the Parties required to perform the Research Program;

           (e) To evaluate the results of the Research Program and discuss information related to the Research Program, and to amend the Research Plan as appropriate; and

           (f) To ensure that there is appropriate scientific management of the Research Program.

           (g) manage and expedite the progress of Collaboration Products through the Research Program to development stages.

      2.3 JRC Meetings. The JRC shall act at meetings held regularly with all members present, according to the following:

           (a) JRC meetings shall take place at such times and places as shall be determined by the JRC at least twice a year; it is expected that the meetings will alternate between appropriate offices of each Party, or at such other convenient locations as agreed;

           (b) If requested by a Party, the JRC may conduct a particular meeting by telephone or video conference or other acceptable electronic means, provided that all JRC members attend such meeting and can hear and communicate with all other members, and any decisions made during such meeting are recorded in writing and confirmed by signature of at least one of the JRC members from each of the Parties;

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

           (c) A Party may bring a reasonable number of additional representatives, in a non-voting capacity, to attend appropriate JRC meetings, provided that such attendance is helpful to the JRC carrying out its tasks and obligations;

           (d) Prior to each meeting, the designated chair of the JRC (which may vary during the term) shall circulate an agenda for the meeting, and the JRC shall keep minutes reflecting matters discussed and the actions taken at the meeting, a copy of which shall be provided to each Party;

           (e) The JRC may act on a specific issue or matter without a meeting if the JRC members all agree as to such action and such agreement is set forth in a written consent signed by all the members of the JRC;

           (f) The JRC may form and subsequently disband subcommittees to perform such tasks, within the authority of the JRC and on the JRC's behalf, as are specifically delegated by the JRC. For example, the JRC could create a subcommittee to address specific technical issues in the Research Plan. Any such subcommittee shall have appropriate representation of each Party and may include representatives of a Party who are not members of the JRC. All such subcommittees shall act only by unanimous agreement of their members at meetings as determined by the subcommittee. The subcommittees shall report all matters discussed and actions taken promptly to the JRC in writing. At the request of either Party at any time, any such subcommittee shall be dissolved and its powers and functions returned to the Research Committee.

      2.4 Decision-Making and Issue Resolution. All decisions of or actions taken by the JRC or any subcommittee thereof shall be by unanimous approval of all the members of the JRC or such subcommittee, and voting on any matters shall be reflected in the minutes of the meeting at which the vote was taken. If the JRC fails to reach unanimous agreement on an issue or matter needing resolution, the matter shall be referred for good faith discussion and resolution by the appropriate senior executive officer of each Parties. If a subcommittee fails to reach unanimous agreement, the matter shall be referred for further review and resolution by the JRC.

      2.5 Research Plan. Promptly after its formation pursuant to Section 2.2, the JRC shall develop the initial Research Plan, which shall be provided to each Party for review and approval. The approved Research Plan shall then govern the initial work of the Parties under the Research Program and shall establish the number of FTEs at Dendreon dedicated to conducting the Research Program, which number shall be six (6) FTEs. The JRC will periodically review the Research Plan in light of the results of the Research Program and modify, amend or adjust the Research Plan as needed, provided that such modifications or amendments may not expand the scope of the Research Program unless agreed by the senior management of each Party. The Research Plan shall specify, among other things, the particular Dendreon Technology that shall be the subject of the Research Program, the specific scope and goals of the research and development work to be undertaken, the scientific direction and research milestones, and shall give a general allocation between the Parties of the research responsibilities within such plan for the research.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

      2.6 Research Efforts and Expenses. Each of the Parties will maintain scientific staff, laboratories, offices and other facilities necessary to carry out the Research Program tasks and obligations assigned to it by the JRC. Each party shall use Reasonable Efforts to conduct and complete such tasks and obligations and otherwise to achieve the goals of the Research Program. Kirin will bear all of its own expenses incurred in connection with the Research Program, including travel expenses. In addition, Kirin will provide to Dendreon funding to support the Research Program work at Dendreon. Such funding shall be at an FTE rate, based on the total number of FTEs allocated under the Research Plan to conduct work at Dendreon on the Research Program, providing that such funding will be for a total of six (6) FTEs, unless otherwise agreed by the JRC. The FTE rate initially shall be [ * ] per year per FTE; such rate will be adjusted upward or downward, commencing on the first January 1 after the Start Date, and every January 1 thereafter, an amount reflecting any changes (from the last date the FTE rate was set) in the consumer price index for urban wage earners in the Seattle region. Kirin shall provide such funding in advance at the beginning of each calendar quarter during the Research Program. Dendreon will provide Kirin a summary accounting of its FTE allocation to conduct the Research Program, within sixty (60) days of the end of each year during the Research Term. At least thirty (30) days prior to the beginning of each year during the Research Term, Dendreon shall submit to Kirin a detailed budget which is consistent with the budget described in the Research Plan approved by the JRC. Dendreon shall provide Kirin with a detailed quarterly progress report within thirty (30) days after the end of each calendar quarter.

      2.7 Other Research. Dendreon acknowledges and agrees that the specific research and development work set forth in the Research Plan should be conducted solely by Dendreon and Kirin. Kirin acknowledges and agrees that nothing in this Agreement shall prevent or otherwise hinder Dendreon from conducting, and Dendreon shall retain full rights to conduct, its own independent research and development work with respect to Dendreon Technology or any aspect thereof for any use or purpose, and including conducting such research and development work with or on behalf of third party partners. Dendreon acknowledges and agrees that nothing in this Agreement shall prevent or otherwise hinder Kirin from conducting research and development work with respect to Dendreon Technology or any aspect thereof as permitted in the License Agreement, and including conducting such research and development work with or on behalf of its Affiliates in the Kirin Territory to the extent and as permitted in the License Agreement.

                                   ARTICLE 3

                              LICENSES AND RIGHTS

      3.1  Research License to Kirin.

           (a) Subject to the terms of this Agreement, Dendreon hereby grants to Kirin a non-exclusive (subject to the following restriction) license under the Dendreon Technology that is the subject of the Research Program solely to conduct the Research Program activities assigned to Kirin under the Research Plan. Dendreon further agrees that during the term of the Research

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Program Dendreon will not license to any Third Party any Dendreon Technology for use in pursuing any research activity that is expressly the subject of the Research Program.

           (b) The license granted in Section 3.1(a) is subject to the following express limitation (and to all other obligations and limitations in the Agreement): Kirin obtains no license or rights to use the Dendreon Technology to research or develop devices for use in the isolation or purification of dendritic or any other cells, or to practice the Dendreon Technology for any purpose except as expressly permitted in Section 3.1(a).

      3.2  Research License to Dendreon.

           (a) Subject to the terms of this Agreement, Kirin hereby grants to Dendreon a non-exclusive (subject to the following restriction) license under any applicable Kirin know-how and Patent rights solely to conduct the Research Program activities assigned to Dendreon under the Research Plan. Kirin further agrees that during the term of the Research Program Kirin will not license to any Third Party any Kirin Technology for use in pursuing any research activity that is expressly the subject of the Research Program.

           (b) The license granted in Section 3.2(a) is subject to the following express limitation (and to all other obligations and limitations in the Agreement): Dendreon obtains no license or rights to use the Kirin know-how or Patent rights for any purpose except as expressly permitted in Section 3.2(a).

      3.3 Commercial License to Dendreon. Subject to the terms of this Agreement, Kirin hereby grants to Dendreon the exclusive license in the Dendreon Territory under the Collaboration Technology to research, develop, make, have made, use, sell, offer for sale and import Collaboration Products and Dendreon Products in the Dendreon Territory.

      3.4  Sublicenses to Third Parties.

           (a) Kirin shall have the right to grant sublicenses under the Collaboration Technology (i) to its Affiliates to develop, make, have made, use, sell, offer for sale and import Collaboration Products and Kirin Products in the Kirin Territory without Dendreon's prior written approval, and (ii) to Third Parties solely for sale (but not therapeutic development) of Collaboration Products and Kirin Products incorporating Collaboration Technology in the Kirin Territory without Dendreon's prior written approval. Kirin and its Affiliates may conduct clinical development of particular Collaboration Products and Kirin Products incorporating Collaboration Technology in the Dendreon Territory and the Joint Territory so long as Kirin obtains Dendreon's prior written approval of the location and clinical study protocol of any such clinical work or study of each such Collaboration Product or Kirin Product, such approval not to be unreasonably withheld, and such work is intended to generate data to be used in obtaining Regulatory Approval of such Collaboration Product or Kirin Product for manufacturing, marketing and sale in the Kirin Territory.

      (b) Dendreon shall have the right to grant sublicenses under the Collaboration Technology (i) to its Affiliates to develop, make, have made, use, sell, offer for sale and import

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Collaboration Products and Dendreon Products in the Dendreon Territory without
Kirin's prior written approval, and (ii) to Third Parties solely for sale (but not therapeutic development) of Collaboration Products and Dendreon Products incorporating Collaboration Technology in the Dendreon Territory without Kirin's prior written approval. Dendreon and its Affiliates may conduct clinical development of particular Collaboration Products and Dendreon Products incorporating Collaboration Technology in the Kirin Territory and the Joint Territory so long as Dendreon obtains Kirin's prior written approval of the location and clinical study protocol of a any such clinical work or study of each such Collaboration Product or Dendreon Product, such approval not to be unreasonably withheld, and such work is intended to generate data to be used in obtaining Regulatory Approval of such Collaboration Product or Dendreon Product for manufacturing, marketing and sale in the Dendreon Territory.

                                   ARTICLE 4

                       DEVELOPMENT AND COMMERCIALIZATION

      4.1 Kirin Territory. Kirin shall have the exclusive right to utilize the Collaboration Technology to develop Collaboration Products for use and sale in the Kirin Territory and to commercialize the Collaboration Products in the Kirin Territory. Kirin agrees to use Reasonable Efforts to develop such Collaboration Products and to market and sell in the Kirin Territory such Collaboration Products developed by Kirin.

      4.2 Dendreon Territory. Dendreon shall have the exclusive right to utilize the Collaboration Technology to develop and commercialize Collaboration Products in the Dendreon Territory, pursuant to the license and sublicense rights granted by Kirin in Sections 3.3 and 3.4(b). Dendreon agrees to use Reasonable Efforts to develop such Collaboration Products and to market and sell in the Dendreon Territory such Collaboration Products developed by Dendreon.

      4.3 Joint Territory. Development and commercialization of Collaboration Products in the Joint Territory shall be conducted solely as provided in the Commercialization Agreement, and neither Party may develop or sell Collaboration Products in such countries except as provided in such agreement.

                                   ARTICLE 5

                               FEES AND ROYALTIES

      5.1 Sales of Collaboration Products by Kirin. Kirin shall pay Dendreon a royalty equal to [ * ] of the Net Revenue of Collaboration Products sold by Kirin, its Affiliates, licensees and Sublicensees in the Kirin Territory. For each particular Collaboration Product, Kirin shall pay the royalties specified above, on a country by country basis, until the later of the expiration of ten
(10) years from the first commercial launch of such Collaboration Product in such country or the last to expire of the Patents with claims covering such Collaboration Product or its manufacture or use in such country. For clarity, it is understood that for any product that is

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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claimed by patented Collaboration Discoveries and that also meets the definition of a Kirin Product or a Dendreon Product, Kirin shall pay royalties on its sales of such products as provided in Article 7 of the License Agreement, as applicable, and shall not owe any additional royalties hereunder on account of the patented Collaboration Discoveries in such products.

      5.2 Sales of Collaboration Products by Dendreon. Dendreon will pay Kirin a royalty equal to [ * ] of the Net Revenue of Collaboration Products sold by Dendreon, its Affiliates, licensees and Sublicensees in the Dendreon Territory. For each particular Collaboration Product, Dendreon shall pay the royalties specified above, on a country by country basis, until the later of the expiration of ten (10) years from the first commercial launch of such Collaboration Product in such country or the last to expire of the Patents with claims covering such Collaboration Product or its manufacture or use in such country. For clarity, it is understood that for any product that is claimed by patented Collaboration Discoveries and also meets the definition of a Kirin Product, the sole and total royalty owed to Kirin by Dendreon based on the sale of such product by Dendreon shall be as determined in the License Agreement for Dendreon's sale of Kirin Products, and Dendreon shall not owe Kirin any additional royalties hereunder based on such sales.

      5.3 Royalty Reduction. If Kirin or Dendreon, as applicable, sells a particular Collaboration Product that does not meet the definition of a Kirin Product or a Dendreon Product in a country where, at the time of sale, there is no issued Collaboration Patent that claims such Collaboration Product or its manufacture or use, then the amount of royalty owed by such Party to the other Party under Section 5.1 or 5.2 (as applicable) shall be reduced by [ * ] with respect to such sale.

      5.4 Payment of Royalties. Royalties under this Article 5 shall accrue upon the sale of the particular Collaboration Product (deemed to occur on the earlier of transfer of title or invoice date), and royalties that have accrued during a particular calendar quarter shall be paid by the Party owing such royalties within sixty (60) days after the end of each such calendar quarter. Such royalties shall be calculated on the basis of Net Revenue in the local currency of each country, and converted into U.S. Dollars and paid in U.S. Dollars on the basis of the average currency exchange rate for the applicable calendar quarter quoted by Tokyo Mitsubishi Bank (or its successor) for currency exchange in excess of one million U.S. dollars ($1,000,000).

      5.5 Manner of Payment. Remittance of payments under this Article 5 will be made by means of wire or electronic transfer to the receiving Party's account in a bank to be designated by such Party in writing.

      5.6 Reports. All amounts payable under this Agreement shall be accompanied by a report listing the gross selling price of each Collaboration Product sold during such period on a product-by-product and country-by-country basis, and the calculation of Net Revenue based on such sales, including all other information necessary to determine the appropriate amount of such royalty payments, and any additional information or reports required under the Agreement.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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      5.7  Records and Audit.  For a period of three (3) years after the royalty period to which the records relate, each Party shall keep complete and accurate records pertaining to the sale or other disposition of the Collaboration
Products commercialized by it, in sufficient detail to permit the other Party to confirm the accuracy of all payments due hereunder. A Party entitled to payments hereunder shall have the right to cause an independent, certified public accountant reasonably acceptable to the other Party (and who has executed a confidentiality agreement with the Party to be audited) to audit such records to confirm the Net Revenue and royalty payments; provided, however, that such auditor shall not disclose the audited Party's confidential information to the other Party, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement. In no event may such accountant disclose the names of specific customers, price lists, or the prices charged to specific customers. A copy of any report provided by such accountant shall be provided to the audited Party at the time that it is provided to the auditing Party. Such audits may be exercised once a year, within three (3) years after the royalty period to which such records relate, upon a mutually acceptable date(s) and upon not less than thirty (30) days advance notice, and shall be conducted during normal business hours. Any amounts shown to be owing by such audits shall be paid immediately with interest in the amount of one percent (1%) per month (or the maximum amount permitted by law, if less) from the date first owed until paid. The auditing Party shall bear the full cost of such audit unless such audit discloses that royalties actually paid by the audited Party are more than five percent (5%) less from the amount of royalties and/or other payments actually owed. In such case, the audited Party shall bear the full cost of such audit. The terms of this Section
5.7 shall survive any termination or expiration of this Agreement for a period of two (2) years.

      5.8 Withholding of Taxes. All turnover, income and other taxes levied on account of the royalties and other payments accruing or made to a Party under this Agreement shall be paid by such Party. If provision is made in law or regulation for withholding of taxes of any type, levies or other charges with respect to any royalty or other amounts payable under this Agreement by a Party to the other Party, then such paying Party shall be entitled to deduct such tax, levy or charge from the royalty or other payment to be made by such Party and pay such tax, levy or charge to the proper taxing authority. A receipt of payment of the tax, levy or charge secured shall be promptly delivered to the other Party, together with copies of all pertinent communications from or with such governmental authorities with respect thereto. Such paying Party agrees to cooperate with the other Party in any effort in claiming any exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to the paying Party.

                                   ARTICLE 6

                                CONFIDENTIALITY

      6.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, for the term of this Agreement and for ten (10)

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years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or materials furnished to it by the other Party pursuant to this Agreement (collectively, "Confidential Information"), except as otherwise provided below.

      6.2 Exceptions. The obligations in Section 6.1 shall not apply to any Information or materials to the extent that the receiving Party can establish by competent proof that such Information or materials:

           (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

           (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

           (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

           (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

      6.3 Authorized Disclosure. Each Party may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law or regulation to make any such disclosure of the other Party's Confidential Information it will except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

      6.4 Survival. This Article 6 shall survive the termination or expiration of this Agreement for a period of ten (10) years.

                                   ARTICLE 7

                             INTELLECTUAL PROPERTY

      7.1 Ownership. Subject to the terms of this Agreement and the Commercialization Agreement, Kirin shall own the entire right, title and interest in and to the Collaboration Technology throughout the world, and Dendreon agrees to assign to Kirin its entire interest in the Collaboration Technology, subject to the rights granted in Sections 3.3, 3.4(b) and 4.2.

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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      7.2  Kirin Responsibility for Patent Filings.  Kirin will use Reasonable
Efforts to file, prosecute, issue and maintain Collaboration Patents. In each event, Kirin will confer with Dendreon, and make Reasonable Efforts to adopt Dendreon's suggestions, regarding the prosecution of such Patents. Upon Kirin's reasonable request and at its sole expense, Dendreon will make Reasonable Efforts to assist Kirin in the filing of any Collaboration Patent. As soon as practical subsequent to filing, Kirin will provide Dendreon with an English language translation of any filing. In addition, Kirin will copy Dendreon with any official action and Kirin submissions in such Patents, including an English translation summary thereof. If Kirin fails to file, prosecute, issue or maintain a particular Collaboration Patent in the Dendreon Territory within sixty (60) days of receipt of a request from Dendreon that Kirin take such action, Dendreon shall have the right to file, prosecute, issue or maintain such Collaboration Patent in the Dendreon Territory.

      7.3 Enforcement Rights. With respect to infringement of any of the Collaboration Patents in the Kirin Territory, Kirin shall have the initial right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement in the Kirin Territory. Kirin shall bear the costs of such patent enforcement within the Kirin Territory and shall retain for its own account any amounts recovered from Third Parties. Dendreon shall have the right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to infringement in the Dendreon Territory. Dendreon shall bear the costs of patent enforcement within the Dendreon Territory and retain for its own account any amounts recovered from Third Parties. The Party first having knowledge of any infringement of the Collaboration Patents shall promptly notify the other Party in writing. The notice shall set forth the facts of such infringement in reasonable detail. If a Party having the right to enforce a Collaboration Patent pursuant to this
Section 7.3 fails to bring an action or proceeding against a suspected infringer within a period of ninety (90) days after having knowledge of such infringement in the Field, the other Party shall have the right to bring and control an action against such infringer by counsel of its own choice. If one Party brings any such action or proceeding, the other Party agrees to be joined as a Party plaintiff if necessary to prosecute the action and to give the first Party reasonable assistance and authority to file and prosecute the suit. The Party controlling a suit hereunder shall, at the other Party's expense, retain any and all recovery from such suit. The Party controlling a suit hereunder shall not settle or consent to an adverse judgment in any such action which would have a material adverse effect on the rights or interests of the other Party without the prior express written consent of the other Party.

      7.4 Third Party Patent Rights. Except as otherwise provided in this Agreement or the Commercialization Agreement, neither Party makes any warranty with respect to the validity, perfection or dominance of any Collaboration Patent or other proprietary right or with respect to the absence of rights of Third Parties which may be infringed by the manufacture or sale of any Collaboration Product.

      7.5 Third Party Claims in the Kirin Territory. If a Third Party asserts that a patent, trademark or other intangible right owned by it is infringed by any Collaboration Product in the Kirin Territory, Kirin will be solely responsible for defending against any such assertions at its cost and expense. Each Party will give prompt written notice to the other of any such

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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claim. Dendreon will assist in the defense of any such claim as reasonably requested by Kirin, at Kirin's expense, and may retain separate counsel at its own expense. Prior to settling any such claim, Kirin shall consider in good faith any rights and interests of Dendreon that may be adversely affected by such settlement and shall use good faith efforts to minimize such affect.

      7.6 Third Party Claims in the Dendreon Territory. If a Third Party asserts that a patent, trademark or other intangible right owned by it is infringed by any Collaboration Product in the Dendreon Territory, Dendreon will be solely responsible for defending against any such assertions at its cost and expense. Each Party will give prompt written notice to the other of any such claim. Kirin will assist in the defense of any such claim as reasonably requested by Dendreon, at Dendreon's expense, and may retain separate counsel at its own expense. Prior to settling any such claim, Dendreon shall consider in good faith any rights and interests of Kirin that may be adversely affected by such settlement and shall use good faith efforts to minimize such affect.

      7.7 Third Party Royalties. In the event that a Party is required to obtain a license under a Third Party patent that covers or claims the manufacture, use or sale of a Collaboration Product in order to practice a Collaboration Patent to sell such Collaboration Product as permitted in this Agreement, then provided that such Party shall disclose the relevant portions of such license under such Third Party patent to the other Party in English and, if any, the extent of any alleged infringement, such Party shall be entitled to deduct [ * ] of any royalties owing to such Third Party based on the sale of such Collaboration Products under such license from amounts owing to the other Party, subject to a maximum royalty reduction of [ * ] of the amounts that otherwise would be owed by such Party under this Agreement.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

      8.1  Each of the Parties hereby represents and warrants as follows:

           (a) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

           (b) Such Party has not, and during the term of the Agreement will not, grant any right to any Third Party relating to its respective technology in the Field licensed to the other Party hereunder which would conflict with such rights granted to the other Party under Article 3.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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                                   ARTICLE 9

                         REPORTS, RECORDS AND SAMPLES

      9.1 Sharing of Information. Dendreon and Kirin will make available and disclose to each other all Information resulting from or arising out of the work conducted under the Research Program during the Research Term. All discoveries or inventions made by either Party resulting from or arising out of the Research Program will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated. The Parties will exchange at least monthly verbal or written reports in English presenting a meaningful summary of research done under this Agreement. In addition to any presentations made to the JRC, each Party will make regular presentations to the other of its research under this Agreement, and additionally on an informal basis, to inform the other Party of the work done under this Agreement.

      9.2 Materials. The Parties intend to maintain an open and extensive exchange of research materials that relate to the Research Program during the course of the Research Program. Information obtained by the other Party in the testing of such materials will be promptly disclosed to the Party providing the sample, and all such Information will be considered Information to be protected by both Parties under the restrictions of Article 6. ANY MATERIALS EXCHANGED BETWEEN THE PARTIES ARE SUPPLIED TO THE RECEIVING PARTY WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT THE USE OF ANY MATERIALS PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

      9.3 Publicity Review. If either Party is required by law or regulation to make a public disclosure or announcement concerning the Research Program or this Agreement or the subject matter thereof, such Party shall give reasonable prior advance notice of the proposed text of such disclosure or announcement to the other Party for its review and comment. The terms of this Agreement may also be disclosed to: (i) Third Parties with the consent of the other Party, which consent shall not be unreasonably withheld, so long as such disclosure is made under a binder of confidentiality, and (ii) investors, potential investors, underwriters and potential underwriters of Dendreon or Kirin, so long as such disclosure is made under a binder of confidentiality.

      9.4 Publications. Each Party agrees that it shall not publish or present the results of studies carried out as part of the Research Program without the opportunity for prior review by the other Party. Each Party shall provide to the other the opportunity to review any proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to Collaboration Technology or Collaboration Products at least thirty (30) days prior to their intended submission for publication and such submitting Party agrees, upon written request

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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from the other Party, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given a reasonable period of time to secure patent protection for any material in such publication or presentation which it believes is patentable.

                                  ARTICLE 10

                             TERM AND TERMINATION

      10.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in this Article 10, shall continue in effect until the latest of: (a) the expiration of the last to expire of the Collaboration Patents, or (b) the date on which the Parties are no longer obligated to pay royalties to each other under Article 5. In the event that, commencing after the 3rd anniversary of the Start Date, Kirin decides in Kirin's sole discretion that the Research Program does not make adequate progress, Kirin may terminate the Agreement with six (6) months prior written notice to Dendreon. In the case of termination by Kirin as stipulated in the preceding sentence, Kirin shall own the entire right, title and interest in and to the Collaboration Technology throughout the world, which was created, developed or discovered before such termination, and Articles 4, 5, 6, 7 and 11, and Sections 3.3, 3.4, 9.4, 12.6 and 12.7 of the Agreement will survive such termination.

      10.2 Termination for Breach. If either Party materially breaches this Agreement at any time, which breach is not cured within thirty (30) days of written notice thereof if such breach is caused by the failure of a Party to meet its financial obligations under this Agreement, or within ninety (90) days of written notice thereof for any other material breach of this Agreement, from the non-breaching Party specifying in detail the nature of the breach, the non-breaching Party may terminate the Agreement, provided that:

           (a) if Dendreon terminates for Kirin's uncured breach, Kirin's obligations under Sections 5.1 shall survive termination, and Kirin is deemed to have automatically granted to Dendreon an exclusive, fully-paid, irrevocable, sublicensable, perpetual license in the Dendreon Territory under the Collaboration Technology for any and all purposes, provided that Kirin retains the right granted in Section 7.1 of the Agreement; and

           (b) if Kirin terminates for Dendreon's uncured breach: (i) Kirin's obligations under Section 5.1 shall survive termination, (ii) Dendreon shall cease development and commercialization of all Collaboration Products, (iii) the rights and licenses granted to Dendreon in Section 3.2(a) and 4.2 shall terminate and revert to Kirin, and (iv) Kirin may thereafter practice the Collaboration Technology throughout the world.

      10.3 Surviving Rights. In addition to survival of Sections and Articles as provided elsewhere in the Agreement, the obligations and rights of the Parties under Articles 6, 7 and 11 and Sections 9.4, 12.6 and 12.7 of this Agreement will survive any termination.


                                  ARTICLE 11

                                INDEMNIFICATION

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      11.1  Indemnification in Kirin Territory.  Kirin shall indemnify, defend and hold Dendreon harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of infringement, bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Collaboration Product in the Kirin Territory, or (b) due to the negligence or willful misconduct of Kirin or its employees or agents.

      11.2 Indemnification in the Dendreon Territory. Dendreon shall indemnify, defend and hold Kirin harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees) and expense resulting from any claim of infringement, bodily injury or property damage (a) relating to the development, manufacture, use, distribution or sale of any Collaboration Product in the Dendreon Territory, or (b) due to the negligence or willful misconduct of Dendreon or its employees or agents.

                                  ARTICLE 12

                                 MISCELLANEOUS

      12.1 Assignment. Neither Party shall assign any of its rights and obligations hereunder except (i) as incident to the merger, consolidation, reorganization or acquisition of stock affecting actual voting control or of substantially all of the assets of the assigning Party or (ii) to an Affiliate; provided, however, that in no event shall either Party's rights and obligations hereunder be assigned without prior written notice to the other Party. In any case, neither Party may make an assignment of its assets which renders it unable to perform its material obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns.

      12.2 Retained Rights. Nothing in this Agreement shall limit in any respect the right of either Party to conduct research and development with respect to and market products outside the Field using such Party's Technology, but no license to use the other Party's technology to do so is granted herein expressly or by implication.

      12.3 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all Reasonable Efforts to avoid or remedy such force majeure; provided, however, in no event shall a Party be required to settle any labor dispute or disturbance.

      12.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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      12.5  No Trademark Rights.  Except as otherwise provided herein, no right, express or implied, is granted by the Agreement to use in any manner the name "Dendreon" or "Kirin" or any other trade name or trademark of the other Party in connection with the performance of the Agreement.

      12.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

          If to Dendreon, addressed to:

          Dendreon Corporation
          3005 1st Avenue
          Seattle, Washington 98121-1010
          U.S.A.
          Attention:  Christopher Henney, CEO
          Telephone:  (206) 256-4545
          Telecopy:   (206) 256-0571

          With copy to:

          Cooley Godward llp
          Five Palo Alto Square, 4th Floor
          Palo Alto, CA  94306
          Attention:  Barclay James Kamb, Esq.
          Telephone:  (650) 843-5052
          Telecopy:   (650) 857-0663

          If to Kirin, addressed to:

          Kirin Brewery Co., Ltd.
          26-1, Jingumae 6-chome
          Shibuya-ku
          Tokyo 150-8011, Japan
          Attention:  Akihiro Shimosaka
                Research and Product Development Department
                Pharmaceutical Division
          Telephone:  (03) 5485-6805
          Telecopy:   (03) 3499-6152

      12.7 Dispute Resolution. If any dispute, controversy or claim arises out of or in connection with this Agreement, the Parties shall use reasonable efforts to settle it by friendly negotiation within sixty (60) days of notice from one Party to the other of such dispute,

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

controversy or claim, before pursuing any other remedies available to them. If either Party fails or refuses to participate in such negotiations, or if, in any event, the dispute, controversy or claim is not resolved to the satisfaction of both Parties within the sixty (60) day period, any such dispute, controversy or claim shall be settled by arbitration. Any such arbitration shall be conducted in accordance with the Japan-American Trade Arbitration Agreement of September 16, 1952. The Parties agree that any such arbitration shall be conducted in the English language in a location within the United States selected by the Party that did not initiate such arbitration, and the Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America. The arbitrators shall include one independent, un-affiliated nominee selected by each Party and a third neutral arbitrator selected by such nominees. The Parties agree that any arbitration panel shall include members knowledgeable as to the evaluation of biopharmaceutical technology. Judgment upon the award rendered may be entered in the highest state or federal court or forum, state or federal, having jurisdiction; provided, however, that the provisions of this Section 12.7 shall not apply to any dispute or controversy as to which any treaty or law prohibits such arbitration. The prevailing Party shall be entitled to reasonable attorney's fees and costs to be fixed by the arbitrators.

      12.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

      12.9 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      12.10 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

      12.11 Entire Agreement. This Agreement and any agreements referenced herein, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

      12.12 Headings. The Section and Paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of the Section or Paragraphs to which they apply.

[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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

     IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.

DENDREON CORPORATION                  KIRIN BREWERY CO., LTD.

By:  /s/ Christopher S. Henney        By:  /s/ Koichiro Aramaki
     -------------------------             -----------------------------------

Title:    President                   Title:    President, Pharm. Div.
       -----------------------               ---------------------------------



[*]=CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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